EXHIBIT 10.30
                                    AGREEMENT

AGREEMENT made as of the 13th day of September 2000 (the "Effective Date"), between Ambient Corporation a Delaware Corporation ("Ambient"), and Michael Braunold, Israel ID # 303654925 ("Braunold").

                               W I T N E S S E T H

      WHEREAS, Braunold currently holds the positions of Chief Executive Officer and Chairman of the Board of Ambient and the position of Chief Executive Officer of PLT Solutions, Inc. a subsidiary of Ambient and holds directorships and executive positions in each of, Ambient, PLT Solutions, Inc. and each of Insulated Connections Corporation, Ltd., Kliks.com Ltd. and RealPLT Inc., affiliates of Ambient (the "Positions").

      WHEREAS, Ambient and Braunold desire to settle certain outstanding issues including without limitation the resignation by Braunold from the Positions amicably on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth the adequacy and sufficiency of which are hereby acknowledged, the parties agree hereafter as follows:

1. Agreement by Braunold. Subject to the terms and conditions set forth herein and in consideration of the Settlement Amount (as defined below) and the releases contained herein,

      1.1 By his signature below, Braunold:

            (a) effective the Effective Date, except as otherwise provided, hereby resigns from the Positions including without limitation, Chief Executive Officer of Ambient and all offices held in Ambient and its affiliates and subsidiaries including without limitation directorships and executive management positions.

            (b) effective the Effective Date resigns from the position of director of Ambient and acknowledges and agrees that his signature hereafter set forth below and delivery of this Agreement shall serve as notice to the Board of Directors of Ambient of such resignation.

      1.2 notwithstanding 1.1 (a) and 1.1 (b) Braunold shall continue to act as director of Kliks.com Ltd. on behalf of Ambient.

2. Agreement by Ambient. Subject to the terms and conditions set forth herein and

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in consideration of the resignations and releases contained herein, Ambient hereby:

      2.1 remits, on the date hereof, to Braunold the sum of US $150,000 net of any deductions. Braunold shall be solely responsible for paying any taxes on the said sum.

      2.2 issues, on the Effective Date, a warrant, in the form attached hereto as Exhibit A (hereinafter the "Warrant"), to purchase up to 250,000 shares of Ambient's Common Stock, at an exercise price per share of $0.01, such warrant to be exercisable for the period commencing immediately following the approval by the stockholders of the Company at the next general meeting of an increase in common stock until the third anniversary thereof.

      2.3 undertakes to perform all steps necessary to cause the appointment of Braunold as sole designee and representative on behalf of Ambient to the Kliks.com Ltd. board of directors. Such appointment shall be irrevocable and shall be effective continuously while Ambient is the holder of any capital stock in Kliks.com Ltd.

      2.4 deliver to Braunold copies of certificates of insurance with appropriate endorsements evidencing continuation of directors and officers liability insurance coverage for the term of Braunold's tenure as director and officer of Ambient and its subsidiaries and affiliates and extending such insurance coverage to Braunold during his term as director of Kliks.com Ltd.

The amounts payable to Braunold under Section 2.1 above and the securities issued under Section 2.2 above as well as sections 2.3 and 2.4 shall hereinafter be referred to collectively as the "Severance Amount".

3. Registration Rights

      Braunold shall have the right to have the Common Stock issuable upon exercise of the Warrant as well as any other Common Stock held by him or any other Common Stock issuable to him in respect of the conversion or exercise of any Ambient Security (hereinafter, collectively, the "Securities"), registered with the Securities and Exchange Commission under any subsequently filed registration statement (SB-2 or other appropriate form) pursuant to the Securities Act of 1933, as amended respecting the resale of securities then held by Ambient's stockholders or other right-holders. The Company shall include in the registration statement filed by the Company any Securities then held by Braunold, subject to Braunold executing any lock up or other agreement being executed or complying with any restriction or limitation imposed on or agreed to by the majority of selling shareholders in the registration statement, provided, that, in no event shall any such lock up, other agreement, restriction or limitation restrict Braunold from selling, transferring or otherwise disposing of within any consecutive 30 day period at least 50,000 shares of Common Stock.

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4. Releases.

4.1 In consideration of and contingent upon Braunold's receipt of the Severance Amount, Braunold (and each of his respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Ambient, its respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by Braunold of the due and full performance by Ambient of its obligations specifically undertaken pursuant to this Agreement including those under section 2.3.

4.2 In consideration of the releases in Section 4.1 and the resignations as set forth in Section 1 hereof, Ambient (and each of its officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Braunold his respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by Ambient of the obligations of Braunold to Ambient with respect to confidentiality and non-competition contained in the employment agreement between PLT Solutions, Inc. and Braunold dated 27 March 2000 (the "Employment Agreement") sections 6 and 7.

5. Confidentiality. Each of Braunold and Ambient hereby undertakes (i) to keep confidential and (ii) not to disclose to any party any and all matters relating to this Agreement, unless required by applicable law or relevant regulations.

6. Continuing Obligations

      6.1 In consideration of Ambient's agreements hereunder, Braunold agrees, from the Effective Date through October 30, 2000, to assist the Company in the transition of the duties formerly held by him to such person or persons as Ambient shall designate and to take all reasonable measures in connection therewith so that Braunold's replacement shall be able to perform his/her duties in an appropriate and satisfactory manner.

      6.2 Notwithstanding Ambient's releases contained in Section 3.1 hereof, Braunold hereby acknowledges and agrees that the provisions of Sections 6 and 7 of the Employment Agreement (Non-Compete and Confidentiality) shall continue in full force and effect in accordance with their terms and nothing contained herein shall be construed or interpreted as a waiver by Ambient or any of its affiliates or subsidiaries of any right

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or remedy available to any thereof in respect of the breach or non compliance by
Braunold of his obligation thereunder.

7. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

8. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

9. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Entire Agreement. This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

12. Governing Law; Jurisdiction and Forum. This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to the principles of conflict of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York venued in New York County for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement.

13. Representation. Each Party acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

14. Non-Disparagement. Neither of the parties (and their respective heirs, personal representatives, successors), shall disparage the other party hereto or their businesses.

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      IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

                                    Ambient Corporation



/s/ Michael Braunold                 By: /s/ Mark S. Isaacson
---------------------                ------------------------
Michael Braunold                     Title: CEO